Exhibit 10.7(a)
First Amendment to the
Third Amended and Restated Severance Pay Plan
     Whereas, Sterling Chemicals, Inc. (the “Corporation”) currently maintains its Third Amended and Restated Severance Pay Plan (as amended, the “Existing Plan”);
     Whereas, Section 4.03 of the Existing Plan authorizes and empowers the Board of Directors of the Corporation (the “Board”) to amend the Existing Plan in certain respects; and
     Whereas, the Board desires to amend the Existing Plan as provided in this First Amendment to Third Amended and Restated Severance Pay Plan (this “Amendment”) and, in furtherance of that desire, the Board has duly authorized and approved this Amendment;
     Now, Therefore, the Existing Plan is hereby amended as follows:
     Section 1. Amendment of Section 1.01 of the Existing Plan. Effective as of January 1, 2005, Section 1.01 of the Existing Plan is hereby amended by amending the definition of “Benefit Service” contained therein to read in its entirety as follows:
     “Benefit Service” means, with respect to any Participant, (i) the number of years of service as of December 31, 2004 which is recognized by the Company for such Participant for benefit calculation purposes under the Pension Plan plus (ii) the number of years of service by such Participant with the Company during the period commencing on January 1, 2005 and ending on such Participant’s Termination Date; provided, however, that any fractional year of Benefit Service shall be rounded up to the next full year of Benefit Service.
     Section 2. Effect of Amendments. Except as amended and modified by this Amendment, the Existing Plan shall continue in full force and effect. The Existing Plan and this Amendment shall be read, taken and construed as one and the same instrument. Upon the effectiveness of this Amendment, each reference in the Existing Plan to “this Plan” shall mean and be a reference to the Existing Plan as amended hereby.
     Section 3. Binding Effect. This Amendment shall inure to the benefit of, and shall be binding upon the Company, all Successors and the Participants (as such terms are defined in the Existing Plan) and their respective heirs, executors, personal representatives, administrators, successors and assigns.
     Section 4. Severability. Should any clause, sentence, paragraph, subsection or Section of this Amendment be judicially declared to be invalid, unenforceable or void, such decision will not have the effect of invalidating or voiding the remainder of this Amendment, and the part or parts of this Amendment so held to be invalid, unenforceable or void will be deemed to have been stricken herefrom as if such stricken part or parts had never been included herein.
     Section 5. Governing Law. To The Extent Not Superseded By The Laws Of The United States, This Amendment Shall Be Construed and Enforced in Accordance With, and the Rights of the Parties Shall Be Governed By, the Internal Laws of the State of Texas, Without Reference to Principles of Conflicts of Law.
     In Witness Whereof, the Corporation has caused this Amendment to be duly executed in its name and on its behalf by its proper officer thereunto duly authorized on March 7, 2008.

Sterling Chemicals, Inc.

/s/ Richard K. Crump Richard K. Crump, President and Chief
Executive Officer